Warrant to Purchase
WE-1                                                       **________**
                                                       Shares of Common Stock

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SHARES UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADSOUTH PARTNERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

            Void after 5:30 P.M. New York City time on May 15, 2010

                     SERIES B COMMON STOCK PURCHASE WARRANT
                                       OF
                             ADSOUTH PARTNERS, INC.

         This is to certify that, FOR VALUE RECEIVED, ___________________ or registered assigns ("Holder"), is entitled to purchase, on the terms and subject to the provisions of this Warrant, from Adsouth Partners, Inc., a Nevada corporation (the "Company"), _____________________ (_______) shares of the common stock, par value $.0001 per share ("Common Stock"), of the Company at an exercise price per share (the "Exercise Price") of one and 275/1000 dollars ($1.275), at any time during the period (the "Exercise Period") commencing on the date of this Warrant and ending at 5:30 P.M. New York City time, on May 15, 2010; provided, however, that if such date is a day on which banking institutions in the State of Florida are authorized by law to close, then on the next succeeding day on which such banks are not authorized to be closed. Reference to the Warrants shall mean all of the Series B Common Stock Purchase Warrants issued by the Company and any Warrants issued as a result of the transfer or partial exercise of any of such Warrants pursuant to subscription agreements (the "Subscription Agreements" and each, individually a "Subscription Agreement") dated on or about the initial date of this Warrant between the Company and the initial holders of the Warrants.

   1.    Exercise of Warrant.

         (a) This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. Payment of the Exercise Price shall be made by wire transfer or check (subject to collection) in the amount of the Exercise Price payable to the order of the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The shares of Common Stock issued or issuable upon exercise of this Warrant are referred to as the "Warrant Shares."

         (b) If the Registration Statement, as defined in the Subscription Agreement, shall not have been declared effective by the Securities and Exchange Commission (the "Commission") by the Effective Date, as defined in the Subscription Agreement, then until a registration statement covering the Warrant Shares shall have become effective, in lieu of exercising this Warrant by payment of the Exercise Price pursuant to Section 1(a) of this Warrant, the Holder shall have the right to convert this Warrant, in whole or in part to the extent that this Warrant has not been exercised pursuant to said Section 1(a), for the number of shares of Common Stock determined by (i) multiplying (x) the number of shares as to which this Warrant is being exercised by (y) the difference between the current value per share of Common Stock on the date of exercise and the Exercise Price per share, as in effect on such date, and (ii) dividing the result so obtained by the current value per share of Common Stock on the date of exercise. The date of exercise shall mean, for purposes of this
Section 1, the date on which this Warrant accompanied by the notice of exercise is received by the Company; provided, however, that if this Warrant is exercised or converted and delivery of this Warrant is made by an overnight courier or overnight mail service which provides evidence of delivery, the date of exercise shall mean the date that this Warrant, accompanied by the notice of exercise, is delivered to the overnight courier or overnight mail service. The current value per share of Common Stock shall be determined as follows:

              (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market ("Nasdaq") or other automated quotation system which provides information as to the last sale price or is traded on the OTC Bulletin Board or another market which provides information as to the last sale price, the current value shall be the average of the reported last sale prices of one share of Common Stock on such exchange, market or system on the trading date immediately preceding the date of exercise of this Warrant, or if, on any such date, no such sale is made on such day, the closing bid price for the Common Stock such date on such exchange, market or system shall be used; provided, however, that if this Warrant is exercised during a trading day, the Holder of this Warrant and the Company may, by mutual agreement, treat the current price as the last reported sales price at or about the time of conversion; or

              (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean average of the reported last bid and asked prices of one share of Common Stock as reported by Nasdaq, the OTC Bulletin Board, the Pink Sheet, LLP, the National Quotation Bureau, Inc. or other similar reporting service, on the date of the exercise of this Warrant.

   2.    Reservation of Shares.   The Company hereby agrees that at all times
there shall be reserved for issuance and/or delivery upon exercise or conversion of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and that it shall not, without the prior approval of the holders of a majority of the Warrants then outstanding, increase the par value of the Common Stock.

   3.    Fractional Shares.   No fractional shares or script representing
fractional shares shall be issued upon the exercise of this Warrant. If, upon any full exercise of this Warrant, the holder would, except for the provisions of this Section 3, be entitled to receive a fractional share of Common Stock, then the fractional share will be rounded up by the issuance of such additional fraction of a share as is necessary to increase the fractional share to a full share of Common Stock.

   4.    Exchange, Transfer, Assignment or Loss of Warrant.   This Warrant is
exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section 12 of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

   5.    Rights of the Holder.   The Holder shall not, by virtue of this
Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth in this Warrant.

   6.    Adjustment to the Exercise Price.   In addition to adjustments in the
Exercise Price made pursuant to Section 13(b) of the Subscription Agreement, if the Company shall, subsequent to May 15, 2005, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares or otherwise effect a stock split or stock distribution, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or other combination or reclassification shall be proportionately adjusted upward or downward, as the case may be in accordance with generally accepted accounting principles and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Such adjustment shall be made successively whenever any event listed in this Section 6. The Exercise Price and the number of shares issuable upon exercise of this Warrant shall also be subject to adjustment in the manner and to the extent provided in the Subscription Agreement.

   7.    Officer's Certificate.   Whenever the Exercise Price shall be adjusted
as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by first class mail, a copy of such certificate to the Holder at the Holder's address set forth in the Company's Warrant Register.

   8.    Notices to Warrant Holders.   So long as this Warrant shall be
outstanding, (a) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail, return receipt requested, to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this
Section 8. a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

   9.    Reclassification, Reorganization or Merger.

         (a) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9(a) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         (b) Notwithstanding the provisions of Section 9(a) of this Warrant, in the event of a Specified Merger, as hereinafter defined, this Warrant, if not exercised prior to the effective time of the Specified Merger, shall, at the effective time of the Specified Merger, without any action on the part of the holder, become and be converted into the right to receive cash or securities having a value equal to the amount determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the amount by which (i) the consideration payable with respect to one share of Common Stock in the Specified Merger exceeds (ii) the Exercise Price. A Specified Merger shall mean the merger or consolidation of the Company into another corporation or entity or the sale by the Company of all or substantially all of its business and assets in a transaction in which the net proceeds or other consideration from such sale are distributed to the Company's stockholders in liquidation of their shares of Common Stock, if, and only if, the sole consideration to be received by the holders of the Common Stock is cash, including any contingent cash, and/or securities all of which are listed on the New York or American Stock Exchange or the Nasdaq Stock Market. Securities issued in the Specified Merger shall be valued at the average closing price thereof on the principal stock exchange or market on which the securities are listed for the five-day period ending the day prior to the effective date of the Specified Merger. Payment to the holder of this Warrant with respect to any such securities shall be payable in either cash or in such securities (valued as herein provided), as the Company shall determine. If, in a Specified Merger, the value of the consideration payable with respect to one share of Common Stock is less than the Exercise Price, no payment shall be made to the holder of this Warrant, and this Warrant shall terminate.

   10. Limitation of Right to Exercise Warrant. Notwithstanding anything contained in this Warrant to the contrary, this Warrant may not be exercised or converted in whole or in part into a number of shares of Common Stock that would result in the Holder being deemed to be the beneficial owner of more than 9.99% of the Company's outstanding Common Stock. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 of the Commission thereunder. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

   11. Registration under the Securities Act of 1933. The Holder of the Warrants shall have the registration right with respect to the Warrants as set forth in Section 11 of the Subscription Agreement.

   12. Transfer to Comply with the Securities Act. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

         (a) To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act and in compliance with applicable state securities laws with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 12 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

         (b) To any person upon delivery of a prospectus then meeting the requirements of the Securities Act and state securities laws relating to such securities and the offering thereof for such sale or disposition.

Dated as of May 16, 2005

                                         ADSOUTH PARTNERS, INC.



                                         By:______________________________
                                         Name:
                                         Title:

                                  PURCHASE FORM

                                  Dated:                      , 20

The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of $____________ in payment of the Exercise Price therefor.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:_______________________________________________________________________
               (Please typewrite or print in block letters)

Signature:___________________________________________

Social Security or Employer Identification No.________________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,_______________________________________________________
hereby sells, assigns and transfer unto
Name_________________________________________________________________________
               (Please typewrite or print in block letters)

Address________________________________________________________________________

Social Security or Employer Identification No._______________________

The right to purchase Common Stock represented by this Warrant to the extent of _________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ attorney to transfer the same on the books of the Company with full power of substitution.

Dated:                     , 20

Signature_________________________________________

Signature Medallion Guaranteed:

__________________________________________________